EXHIBIT 10.39

                                 LOAN AGREEMENT

                     STANFORD VENTURE CAPITAL HOLDINGS, INC.


                             U.S. $1,500,000.00 LOAN

                                       TO


                               INTERCALLNET, INC.

                                       AND

                        INTER-CALL-NET TELESERVICES, INC.







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                                                 TABLE OF CONTENTS
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                                                                                                                Page
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ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  THE LOAN..............................................................................................6

   2.1        Interest and Term...................................................................................6
   2.2        Use of Loan Funds...................................................................................7

ARTICLE III  DISBURSEMENT AND ADVANCES OF LOAN PROCEEDS...........................................................8

   3.1        Disbursement of Working Capital Proceeds............................................................8
   3.2        Advance Requests....................................................................................8
   3.3        Amount Disbursed....................................................................................9
   3.4        Ratification........................................................................................9
   3.5        Protective Advances.................................................................................9
   3.6        Limitation..........................................................................................9
   3.7        Prepayment.........................................................................................10

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................10

   4.1        Conditions to First Disbursement and First Advance.................................................10
   4.2        Conditions to Subsequent Disbursements and Advances................................................11

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................11

   5.1        Capacity; Binding Obligations......................................................................12
   5.2        Authorization and Non-Contravention................................................................12
   5.3        Equity Interests...................................................................................12
   5.4        No Litigation......................................................................................12
   5.5        No Other Defaults..................................................................................12
   5.6        Approvals..........................................................................................13
   5.7        Full Disclosure....................................................................................13
   5.8        Statements.........................................................................................13
   5.9        No Enforcement Event; Compliance...................................................................13

ARTICLE VI  AFFIRMATIVE COVENANTS................................................................................13

   6.1        Payments...........................................................................................13
   6.2        Continued Existence of Collateral..................................................................13
   6.3        Costs and Expenses.................................................................................13
   6.4        Loan Funds.........................................................................................14
   6.5        Financing Activities...............................................................................14
   6.6        Liens..............................................................................................14
   6.7        Records and Reports................................................................................14
   6.8        Notice to Lender...................................................................................14


                                                            i
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   6.9        Adverse Proceedings................................................................................14
   6.10       Indemnity..........................................................................................15
   6.11       Compliance.........................................................................................15
   6.12       Payment of Taxes, Etc..............................................................................15
   6.13       Maintenance of Properties, etc.....................................................................15
   6.14       Transactions with Affiliates.......................................................................15
   6.15       Further Assurances.................................................................................15
   6.16       Performance of Material Contracts..................................................................16
   6.17       Maintenance of Insurance...........................................................................16
   6.18       Call Center Seats..................................................................................16
   6.19       Call Center........................................................................................17

ARTICLE VII  NEGATIVE COVENANTS..................................................................................17

   7.1        No  Property Transfers; No Further Encumbrances....................................................17
   7.2        No Assignment of Loan..............................................................................17
   7.3        No Adverse Actions.................................................................................17
   7.4        Additional Debt....................................................................................17
   7.5        Change in Nature of Business.......................................................................17
   7.6        Mergers, etc.......................................................................................18
   7.7        Sales, Etc., of Assets.............................................................................18
   7.8        Amendments of Constitutive Documents...............................................................18
   7.9        Accounting Changes.................................................................................18
   7.10       Negative Pledge....................................................................................18
   7.11       Creation of Subsidiaries...........................................................................18

ARTICLE VIII.....................................................................................................18

   8.1        Reporting Requirements.............................................................................18

ARTICLE IX.......................................................................................................18


ARTICLE X  DEFAULT AND REMEDIES..................................................................................19

   10.1       Enforcement Events.................................................................................19
   10.2       Remedies...........................................................................................21

ARTICLE XI  ASSIGNMENT...........................................................................................22

   11.1       Assignment by the Lender...........................................................................22
   11.2       Disclosure.........................................................................................22

ARTICLE XII  GENERAL CONDITIONS AND OTHER COVENANTS..............................................................23

   12.1       Evidence of Disbursals; Previous Disbursals........................................................23
   12.2       No Third-Party Beneficiaries.......................................................................23
   12.3       Indemnity..........................................................................................23
   12.4       Notices............................................................................................23




                                                            ii
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   12.5       Jurisdiction.......................................................................................24
   12.6       Governing Law......................................................................................25
   12.7       No Usury...........................................................................................25
   12.8       Writing Required...................................................................................25
   12.9       Partial Invalidity.................................................................................25
   12.10      Interpretation.....................................................................................25
   12.11      Assignment.........................................................................................25
   12.12      Binding Effect.....................................................................................26
   12.13      Loan Agreement Governs.............................................................................26
   12.14      Counterparts.......................................................................................26
   12.15      Time of Essence....................................................................................26
   12.16      No Jury Trial......................................................................................26
   12.17      Exchange Rate......................................................................................26
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                                                          iii

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                                  EXHIBIT INDEX
                                  -------------



Exhibit A         -        Form of Disbursement Certificate
Exhibit B         -        Disbursement Schedule
Exhibit C         -        Advance Request
Exhibit D         -        Form of Note
Exhibit E         -        Form of Legal Opinion from Borrower's Counsel

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "AGREEMENT") is made as of June 13, 2002 by and between INTERCALLNET, INC., a company organized under the laws of Florida ("INTERCALLNET"), INTER-CALL-NET TELESERVICES, INC., a corporation organized under the laws of Florida ("INTERCALLNET TELESERVICES", and together with Intercallnet, the "Borrower"), and STANFORD VENTURE CAPITAL HOLDINGS, INC., a corporation duly incorporated under the laws of the State of Delaware (the "LENDER").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Borrower has requested that Lender make available to the Borrower a loan facility in a principal amount of up to one million five hundred thousand dollars (US$1,500,000.00) for the purposes set forth in Section 2.2.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

         When used in this Agreement, the following capitalized terms shall have the respective meanings indicated opposite each of them:


"ADVANCE"         A portion of the Call Center Proceeds disbursed by the Lender to or for the benefit of Borrower from time to time under this Agreement.


"ADVANCE          Each of Borrower's periodic requests for an Advance
REQUEST"          of Call Center Proceeds.

"AFFILIATE"       As to any Person, any other Person that, directly or
                  indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 15% or more of any class of the voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include any shareholder, director or officer of the Borrower.



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"BORROWER"        As defined in the preamble to this Agreement.

"BORROWERS'       Campo & Associates, 825 Third Avenue, 30th Floor New York, NY
COUNSEL"          10022.

"BEST             The actual knowledge, after Reasonable Inquiry, of the Person.
KNOWLEDGE"        For purposes of this Agreement "Reasonable Inquiry" shall mean that investigation a prudent businessperson would have made in seeking to verify the applicable statement.

"COLLATERAL"      As used in this Agreement, such term shall be as defined in each of the Security Agreement and the Pledge Agreement and shall be inclusive of all of the Collateral as so defined in both agreements.

"CONSOLIDATED"    Refers to the consolidation of accounts in accordance with generally accepted accounting principles.

"DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under capitalized leases which have been , in accordance with GAAP, recorded as capitalized lease obligations, (f) all Obligations of such Person relative to the face amount of an acceptance letter of credit (issued for the account of such Person) or similar extensions of credit,
                  (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all contingent obligations relating to indebtedness of such Person, (i) guarantees of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

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"DISBURSEMENT(S)" Each periodic disbursement by the Lender of Loan funds to the
                  Borrower in accordance with the Disbursement Schedule.

"DISBURSEMENT     As defined in Section 3.1, in substantially the form attached
CERTIFICATE"      as Exhibit "A" hereto.

"DISBURSEMENT     The disbursement schedule attached as Exhibit "B" hereto,
SCHEDULE"         indicating the amount of each Disbursement, and the date on which the Lender shall disburse each Disbursement.

"ENVIRONMENTAL    Any action, suit, demand, demand letter, claim, notice of
ACTION"           non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial, or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

"ENVIRONMENTAL    Any Federal, state, local or foreign statute, law, ordinance,
LAW"              rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"ENVIRONMENTAL    Any permit, approval, identification number, license or other
PERMIT"           authorization required under any Environmental Law.

"GAAP" Generally accepted accounting principles as in effect in the United States from time to time, consistently applied during the periods involved.

"ENFORCEMENT      As defined in Section 10.1.
EVENT"

"FINANCIAL        A certificate from a Responsible Officer of the Borrower
COVENANT          certifying that (i) the Borrower is in compliance with the
COMPLIANCE        financial covenants set forth in Section 9.1 and (ii) no
CERTIFICATE"      Enforcement Event has occurred due to the Borrower's failure to comply with the financial covenants set forth in Section
                  9.1.

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"FISCAL           A fiscal quarter of the Borrower ending on March 31, June 30,
QUARTER"          September 30, or December 31 (as applicable) in any Fiscal
                  Year.

"FISCAL YEAR"     A fiscal year of the Borrower ending on December 31 in any calendar year.

"HAZARDOUS        (a) petroleum or petroleum products, by-products or breakdown
MATERIALS"        products, radioactive materials, asbestos-containing
                  materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"INTANGIBLE       Shall have the meaning ascribed thereto in GAAP.
ASSETS"

"LIEN" Any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"LOAN" The U.S.$1,500,000.00 credit facility made available to the Borrower by the Lender, which is evidenced by the Note, governed by this Agreement, and secured by the Pledge Agreement, the Security Agreement and other Security Documents.

"LOAN             This Agreement, the Note, the Pledge Agreement, the Security
DOCUMENTS"        Agreement, the other Security Documents, and all other
                  instruments or documents pertaining to the Loan executed from time to time in favor of Lender by the Borrower or any other
                  Obligor.

"MATERIAL         A material adverse effect on, as applicable, (a) the business,
ADVERSE EFFECT"   condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or its Affiliates, (b) the rights and remedies of Lender under any Loan Document or
                  (c) the ability of the Borrower to perform its obligations under any Loan Document to which it is or is to be a party.

"MATERIAL         Each contract to which such Person is a party involving
CONTRACT"         aggregate consideration payable to or by such Person of
                  U.S.$50,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

"MATURITY DATE"   December 31, 2005.

"NET WORTH"       The Borrower's total assets less total liabilities, as
                  reported by the Borrower pursuant to its normal financial reporting procedures, as required by GAAP.

"NOTE" The Master Note in the form of, and subject to the terms and conditions set forth in, the Master Note executed by each of the Borrower in favor of the Lender in the principal amount of US$1,500,000.00, together with any renewals, replacements, substitutions or amendments thereof made from time to time, a copy of the Master Note being attached hereto as Exhibit "D".

"OBLIGATION"      With respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding.
                  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include
                  (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and
                  (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

"OBLIGOR(S)"      The Borrower and any other person giving security for the
                  Loan, and any other person liable or to become liable for the Loan from time to time.

"PARTIES"         Collectively, the Lender and the Borrower.

"PERSON" An individual, partnership, corporation, business trust, governmental authority, joint venture or other entity of whatever nature.

"PLEDGE           The Pledge Agreement of even date herewith executed by the
AGREEMENT"        Borrower in favor of Lender, pursuant to which Intercallnet pledges as security for the Loan, among other things, all of the capital stock of the Intercallnet Teleservices.

"RESPONSIBLE      Any President, Vice President, Chief Financial Officer or
OFFICER"          similar level officer of any Person.

"SECURITY         The Security Agreement of even date herewith executed by
AGREEMENT"        Intercallnet and Inter-Call-Net Teleservices in favor of the
                  Lender.

"SECURITY         The Pledge Agreement, the Security Agreement, and any
DOCUMENTS"        registered bill of sale, collateral assignment, pledge
                  agreement, Lien, charge, hypothecation, security agreement or other instruments or documents executed from time to time in favor of the Lender by the Borrower with respect to any of the collateral securing the Loan.

"TANGIBLE         The difference between (i) the Borrower's Net Worth and (ii)
NET WORTH"        the Borrower's Intangible Assets.

"TOTAL            Any interest payable on, and amortization of debt discount in
INTEREST"         respect of, all Debt for borrowed money, in each case, of or by the Borrower and its Affiliates.

                                   ARTICLE II
                                    THE LOAN
                                    --------

         Subject to all applicable terms and conditions of the Loan Documents, Lender agrees to make the Loan to the Borrower and the Borrower agrees to accept the Loan from Lender.

2.1 INTEREST AND TERM.
    ------------------

(a) The outstanding principal balance of the Loan from time to time shall bear interest at the rate of eight percent (8%) per annum, and calculated in the manner set forth in Section 1 of the Note. The Borrower shall pay interest and principal to the Lender subject to the terms and conditions set forth in Section 1 of the Note.

(b) Notwithstanding the ordinary annual interest rate set forth in subsection
(a) above and in the Note, the entire outstanding principal balance of the Loan shall at the Lender's option bear interest at the rate of eighteen percent (18%) (the "DEFAULT RATE") during the existence of any Enforcement Event, commencing on the date that Borrower knew or should have known of the existence of the subject Enforcement Event; provided, however, that (x) if the Enforcement Event consists solely of the Borrower's failure to pay any installment of principal or interest on the Loan on the date when such installment is due, then (i) the Lender shall not impose the Default Rate unless the installment payment is delinquent more than ten (10) days, (ii) if the installment payment is delinquent more than ten (10) days, the Lender may in its sole discretion impose the Default Rate on the entire outstanding balance of the Loan retroactively from the date the delinquent installment was due until the installment is paid in full, and (iii) the Lender's option to impose the Default Rate is independent of, and may be exercised in addition to, the Lender's option to impose the late payment charge described in subsection (c) below or any other right the Lender may have hereunder, under any other Loan Document or pursuant to any law, rule or regulation, (y) if the subject Enforcement Event provides for a cure period and the Borrower cures the Enforcement Event within the subject cure period, then the Lender shall not be entitled to apply the Default Rate during the existence of the subject Enforcement Event, and (z) if the subject Enforcement Event provides for a cure period and the Borrower does not cure the Enforcement Event within the subject cure period, then the Lender may elect to apply the Default Rate retroactively to the first day that Borrower knew or should have known of the existence of the subject Enforcement Event. The ten (10) day grace period described in the clause (x) of the preceding sentence for imposition of the Default Rate does not apply to any failure by the Borrower to pay the Loan upon its stated Maturity Date or upon acceleration of maturity as provided in this Agreement, nor does this grace period apply to any other Enforcement Event other than non-payment of an installment of principal or interest.

(c) If any installment payment of principal or interest is not made by the Borrower to the Lender within five (5) days after such payment is due, then for each such delinquent installment the Borrower shall pay to the Lender a late payment charge equal to five percent (5%) of the amount of the delinquent installment, as liquidated damages to cover the extra expenses to the Lender of handling such late payment. The Borrower acknowledges and agrees that the exact amount of such extra expenses incurred by the Lender is difficult to determine in advance and that said late payment charge constitutes a reasonable good faith estimate of such expenses and is not a penalty or interest. The Lender's option to impose a late payment charge is independent of, and may be exercised in addition to, the Lender's option to impose the Default Rate described in subsection (b) above or any other right the Lender may have hereunder, or under any other Loan Document or pursuant to any law, rule or regulation.

2.2 USE OF LOAN FUNDS.
    -----------------

(a) US$900,000 of the Loan proceeds (the "WORKING CAPITAL PROCEEDS") shall be used by the Borrower solely for one or more of the following purposes: (i) to repay all of the Borrower's current outstanding Obligations, and (ii) to make expenditures for working capital and other lawful general corporate purposes.

(b) US$600,000 of the Loan proceeds (the "CALL CENTER PROCEEDS") shall be used by the Borrower solely for the purposes of constructing, equipping and operating a call center (the "CALL CENTER") in Antigua, which shall initially consist of approximately 200 seats.

2.3 NET PAYMENTS All amounts payable under this Agreement by the Borrower shall be made in immediately available U.S. dollar denominated funds and without set-off or counterclaim and clear of and without deduction for any and all present and future taxes, levies, imports, deductions, charges, withholdings, contributions, services, surcharges, exchange commissions, penalties and all liabilities with respect thereto imposed by any governmental or taxing authority.

                                  ARTICLE III
                   DISBURSEMENT AND ADVANCES OF LOAN PROCEEDS
                   ------------------------------------------

3.1 DISBURSEMENT OF WORKING CAPITAL PROCEEDS. Subject to compliance with all of the conditions of this Agreement and the remaining Loan Documents, and provided that an Enforcement Event has not occurred, Lender will lend from time to time, during the term of this Agreement, such sums from the Working Capital Proceeds as set forth in the Disbursement Schedule attached as Exhibit "B" hereto. Each disbursement of Loan funds from the Working Capital Proceeds pursuant to the Disbursement Schedule shall be subject to Lender receipt of a "DISBURSEMENT CERTIFICATE" substantially in the form of the Disbursement Certificate attached hereto as Exhibit "A", and must be signed by a properly authorized official of the Borrower. Prior evidence of such authority, satisfactory to Lender in its sole discretion, must be made available to Lender. In addition, each Disbursement Certificate (i) shall contain instructions for the subject Disbursement, (ii) shall attach such supporting documentation as is reasonably requested by Lender from time to time, and (iii) shall certify that the Borrower shall use the funds to be disbursed to it by Lender exclusively for the purposes set forth in Section 2.2(a) of this Agreement. Furthermore, each Disbursement Certificate shall be delivered to Lender by telecopier or telex, confirmed immediately in writing by courier.

3.2 ADVANCE REQUESTS. Subject to compliance with all of the conditions of this Agreement and the remaining Loan Documents, Lender shall, at its sole and absolute discretion, make Advances of Loan funds from the Call Center Proceeds to Borrower as requested by Borrower in accordance with the provisions of this Agreement. Borrower may require the disbursement of all or any part of the amount of the Call Center Proceeds at any time before the Maturity Date unless an Enforcement Event has occurred. Each Advance Request must be made pursuant to an Advance Request form substantially in the form of the Advance Request form attached hereto as Exhibit "C", and must be signed by a properly authorized official of the Borrower. Prior evidence of such authority, satisfactory to Lender in its sole discretion, must be made available to Lender. In addition, each Advance Request (i) shall specify the amount of the Advance requested and contain instructions for its disbursement, (ii) shall attach such supporting documentation as is reasonably requested by Lender from time to time, and (iii) shall certify that Borrower shall use the funds to be disbursed to it by Lender exclusively for the purposes set forth in Section 2.2(b) of this Agreement. Furthermore, each Advance Request shall be irrevocable and binding on Borrower and shall be delivered to Lender by telecopier or telex, confirmed immediately in writing by courier. Lender shall not be required to disburse Advances during the existence of any Enforcement Event, and shall not be required to approve any

Advance Request for an amount less than US$50,000. All Advance Requests must be supported by a certificate from Borrower stating that the amounts requested have been spent or incurred, accompanied by paid invoices, canceled checks, receipts or other proof of payment satisfactory to Lender with respect to all costs covered by the previous Advance Requests, and any other document that Lender may reasonably request.

3.3 AMOUNT DISBURSED. If all applicable conditions precedent have been satisfied, then Lender shall disburse the Disbursements of the Working Capital Proceeds as set forth in the Disbursement Schedule, or, at Lender's sole and absolute discretion, advance the Advances of Call Center Proceeds as set forth herein.

3.4 RATIFICATION. Except as otherwise previously or concurrently disclosed to the Lender in writing, each Disbursement Certificate or Advance Request (as applicable) by or on behalf of the Borrower shall be deemed to ratify and confirm that all representations and warranties of the Borrower in this Agreement and the other Loan Documents remain true and correct as of the date of the Disbursement Certificate or the Advance Request (as applicable). Unless the Lender is notified to the contrary before disbursing the Disbursement or advancing the Advance (as applicable), the Borrower's acceptance and use of the Disbursement or the Advance (as applicable) shall be deemed to ratify and confirm that all such representations and warranties remain true and correct on the date of the Disbursement or the Advance (as applicable).

3.5 PROTECTIVE ADVANCES. Notwithstanding the face amount of the Note, Lender shall at all times have the right (but not the obligation) to advance any additional funds which Lender may in its sole discretion deem necessary or appropriate from time to time in order to preserve or protect the Collateral for the Loan, or to enforce any of Lender's rights or remedies, or for any other reason permitted or provided under this Agreement or any other Loan Document. All such additional Advances shall bear interest at the Default Rate, shall be payable on demand of Lender, and shall be secured as protective Advances under the Pledge Agreement and the other Security Documents.

3.6 DISBURSING LENDER. At the Lender's option, some or all of the Disbursements or the Advances (as applicable) may be disbursed through the Lender's inspector or Lender's local counsel or other disbursing agent approved by the Lender. For interest computation purposes, Loan funds shall be considered "disbursed" or "advanced" (as applicable) to the Borrower on the day the funds leave the Lender's office (if transferred by wire) or are otherwise paid or credited (whether by check, bookkeeping entry or otherwise) by the Lender to the Borrower, any disbursing agent or other recipient.

3.6 LIMITATION. No Disbursement or Advance (as applicable) shall constitute a waiver by the Lender of any conditions precedent to any subsequent Disbursement or Advance (as applicable). The Lender shall not be obligated to approve any Disbursement or Advance (as applicable) for purposes other than those contemplated in this Agreement. The Lender shall neither be required to segregate specific funds in any manner for the purposes of this Agreement nor to supervise the proper application or distribution of funds to third parties; the sole obligation of the Lender shall be to advance the Loan funds as directed by the Borrower, upon the Borrower's compliance with and subject to all of the applicable terms of the Loan Documents.

3.7 PREPAYMENT. The Loan may be prepaid by the Borrower, in whole or in part, without incurring any prepayment penalty. Payments shall be applied first to any fees or charges incurred in connection with this Loan, and then to accrued and unpaid interest with the balance, if any, to the principal of the Loan.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT
                              --------------------

         Lender shall not be required to make any Disbursement of Working Capital Proceeds or Advance of Call Center Proceeds unless the applicable conditions precedent set forth in this Article have been satisfied.

4.1 CONDITIONS TO FIRST DISBURSEMENT AND FIRST ADVANCE. The following conditions precedent shall apply to the first Disbursement of Working Capital Proceeds and the first Advance of Call Center Proceeds:

(a) The Borrower shall have executed and delivered to the Lender the Note, the Security Agreement, the Pledge Agreement, this Agreement and all other Loan Documents required by Lender, all in form and content reasonably satisfactory to Lender. In addition, the Borrower shall have executed or caused to be executed (as may be appropriate) and delivered to Lender any other instruments or documents which the Lender or the Lender's counsel may reasonably consider necessary or appropriate in connection with the Loan;

(b) In addition, the Lender shall have received evidence satisfactory to it in its sole discretion that all Collateral securing the Loan is and remains in place, and that the Lender's security interest in such Collateral remains perfected;

(c) The Lender shall have received a certified copy of the resolutions from the Borrower's board of directors authorizing the Borrower to borrow the Loan, and authorizing the Borrower to enter into this Agreement and the other Loan Documents and specifying the person or persons authorized to sign this Agreement and the other Loan Documents on behalf of the Borrower;

(d) The Lender shall have received a legal opinion from the Borrower' counsel, in form and content reasonably satisfactory to Lender, addressing the matters set forth in Exhibit "E";

(e) No Enforcement Event shall exist under this Agreement or any other Loan Document, and no act shall have been committed or event occurred or be then occurring which with the passage of time and/or the giving of notice would constitute any such Enforcement Event;

(f) The representations and warranties made by the Borrower in this Agreement and all other Loan Documents shall be true and correct on and as of the date of the Disbursement or the Advance (as applicable) with the same effect as if the Borrower had made them on such date;

(g) The Borrower shall have paid the Lender for all charges and fees incurred by the Lender in connection with any of the Loan Documents, including any legal fees incurred in the preparation of any of the Loan Documents, up to a maximum of US$25,000; and

(h) No litigation or proceedings shall be pending or threatened (including any bankruptcy, insolvency or similar proceedings) against the Borrower which litigation or proceedings, in the Lender's exclusive judgment, is likely to have any adverse effect on the Loan or any Collateral securing the Loan.

(i) Intercallnet shall have delivered to Lender the certificates evidencing all the shares of capital stock of Intercallnet Teleservices held by Intercallnet.

(j) Notwithstanding the foregoing, any Advance of Call Center Proceeds hereunder shall be subject to Lender's sole and absolute discretion.

4.2 CONDITIONS TO SUBSEQUENT DISBURSEMENTS AND ADVANCES. The following conditions precedent shall apply with respect to each subsequent Disbursement of Working Capital Proceeds under the Disbursement Schedule and Advances of Call Center Proceeds after the initial Disbursement of Working Capital Proceeds or initial Advance of Call Center Proceeds:

(a) All conditions precedent to the first Disbursement or the first Advance (as applicable) set forth in Section 4.1 shall have been satisfied;

(b) No Enforcement Event shall exist under this Agreement or any other Loan Document, and no act shall have been committed or event occurred or be then occurring which with the passage of time and/or the giving of notice would constitute any such Enforcement Event;

(c) The representations and warranties made by the Borrower in this Agreement and all other Loan Documents shall be true and correct on and as of the date of the Disbursement or the Advance (as applicable) with the same effect as if the Borrower had made them on such date;

(d) No litigation or proceedings shall be pending or threatened (including any bankruptcy, insolvency or similar proceedings) against the Borrower which litigation or proceedings, in the Lender's exclusive judgment, is likely to have any adverse effect on the Loan or any Collateral securing the Loan; and

(e) The Lender shall have received any original Loan Documents that were required to be recorded in order to make them effective under applicable law or to perfect the Lien described therein.

(f) Notwithstanding the foregoing, any Advance of Call Center Proceeds hereunder shall be subject to Lender's sole and absolute discretion.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         In order to induce the Lender to make the Loan and to perform the covenants herein contained, the Borrower makes the following representations and warranties to the Lender, each of which shall survive the execution and delivery of this Agreement and all other Loan Documents:

5.1 CAPACITY; BINDING OBLIGATIONS. The Borrower has good and marketable title to the Collateral as their respective interests may be therein and has all corporate power and authority required to own the Collateral and to pledge the Collateral pledged by the Borrower as collateral for the Loan, to execute and deliver this Agreement and each other Loan Document and to perform and observe all of its obligations thereunder. The Note, the Pledge Agreement, the Security Agreement, this Agreement and all other Loan Documents executed by the Borrower (assuming, in each case, the due and valid authorization, execution and delivery thereof by the Lender) constitute valid and binding obligations of the Borrower, enforceable against them in accordance with the respective terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by limitations under equitable principles governing the availability of equitable remedies.

5.2 AUTHORIZATION AND NON-CONTRAVENTION. The Borrower has obtained approval of the Loan in accordance with applicable law. The execution, delivery and performance of this Agreement, the Note, the Pledge Agreement, the Security Agreement, and all other Loan Documents by the Borrower have been duly authorized by all necessary governmental, corporate and legal actions and do not and shall not conflict with or constitute a default under any material law, by-law, ordinance, regulation, indenture, agreement or instrument to which the Borrower is a party or by which the Borrower or its assets may be bound or affected. The pledge of the Collateral is lawful and enforceable in all respects, and does not conflict with or contravene any constitutional provision or any other law, by-law, regulation or ordinance.

5.3 EQUITY INTERESTS. Except for Intercallnet's equity interests in Intercallnet Teleservices, Intercallnet does not own, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security or equity issued by, any other Person. Intercallnet Teleservices does not own, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security or equity issued by, any other Person. The capital stock of Intercallnet Teleservices owned and pledged to Lender under the Pledge Agreement represents 100% of the total outstanding capital stock of Intercallnet Teleservices.

5.4 NO LITIGATION. Except as otherwise previously or concurrently disclosed to and approved by the Lender in writing, there are no actions, suits or proceedings pending or (to the best knowledge of the Borrower) threatened against or affecting the Borrower, or its Affiliates, or any Collateral securing the Loan or involving the validity or enforceability of the pledge of the Collateral or any Loan Document before any court of law or equity or any administrative board or tribunal or before or by any governmental authority, which, if adversely decided, would have a Material Adverse Effect on the Borrower, the Loan or the Collateral.

5.5 NO OTHER DEFAULTS. Except as otherwise previously or concurrently disclosed to and approved by the Lender in writing, the Borrower, and its Affiliates, are not in default under (i) any material indenture, agreement or instrument to which it is a party or by which the Borrower or any of the Collateral may be bound, nor (ii) any regulation, order, writ, judgment, injunction, decree or demand of any court or tribunal or governmental authority, which default in either case would have any Material Adverse Effect on the Borrower, the Loan or the Collateral.

5.6 APPROVALS. The Borrower has duly obtained all material permits, licenses, approvals and consents from, and made all filings with, any governmental authority (and the same have not lapsed nor been rescinded or revoked) which are necessary in connection with the execution and delivery of any Loan Document, the performance of its obligations thereunder, and the enforcement of any Loan Document.

5.7 FULL DISCLOSURE. There is no fact that the Borrower is aware of as of the date hereof and has not disclosed to the Lender in writing that could have a Material Adverse Affect on the Borrower, the Loan, the Collateral, or any other collateral securing the Loan, or the ability of the Borrower to perform its obligations under any of the Loan Documents.

5.8 STATEMENTS. This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, statements, applications, affidavits, reports, agreements and other materials submitted to the Lender in connection with or in furtherance of this Agreement by or on behalf of the Borrower are complete and present fairly the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made therein not misleading.

5.9 NO ENFORCEMENT EVENT; COMPLIANCE. No Enforcement Event exists under this Agreement or any other Loan Document, and no act has been committed or event has occurred or is occurring which, with the passage of time and/or the giving of notice, would constitute an Enforcement Event. The Borrower is in full compliance with all material covenants, terms and conditions contained in this Agreement or any other Loan Document.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as any amount remains payable with respect to the Loan or otherwise pursuant to any Loan Document, the Borrower hereby covenants and agrees with the Lender as follows:

6.1 PAYMENTS. The Borrower shall pay when due and owing all sums payable to the Lender under the Note, this Agreement, the Pledge Agreement, the Security Agreement and any other Loan Document.

6.2 CONTINUED EXISTENCE OF COLLATERAL. The Borrower shall do or cause to be done all things necessary to maintain the value of the Collateral, and the Borrower shall not do or cause to be done anything which would materially reduce the value of the Collateral, excluding ordinary wear and tear and any reduction caused by market conditions and/or depreciation in value.

6.3 COSTS AND EXPENSES. The Borrower shall pay, and shall hold the Lender harmless against, all out-of-pocket costs incurred by the Lender in connection with the Loan, including without limitation any and all taxes (excluding income taxes), duties, recording costs, fees, commissions, premiums, fees and costs of the Lender's counsel, and out-of-pocket administrative expenses of the Lender. In addition, the Borrower shall pay or reimburse the Lender for all its out-of-pocket expenses incurred in connection with the initial consummation of this transaction, including fees and disbursements of counsel to the Lender, in an amount not to exceed U.S.$25,000.

6.4 LOAN FUNDS. The Borrower shall use the Loan funds only for the specific purposes set forth in Section 2.2.

6.5 FINANCING ACTIVITIES. The Borrower shall maintain adequate books and records with respect to all revenues collected, revenues earned by the Borrower, and expenses incurred. All such books, records and information shall, upon the Lender's request, be made available by the Borrower to the Lender at the offices of the Borrower. The Borrower shall keep the Lender apprised of all events, actions or activities which affect or may affect the financial circumstances of the Borrower. The Borrower shall provide the Lender semi-annual reports regarding (a) budget performance; (b) sales of any assets for an amount exceeding U.S.$50,000; (d) investments by the Borrower in any Person, including the purchase of equity or debt securities or the acquisition of an interest in any other venture; (e) projected monthly cash balances of the Borrower; (f) proposed procurements of goods and services by the Borrower in an amount, individually or in the aggregate, exceeding US$50,000 and proposed procurements of goods and services by the Borrower outside of the Borrower's ordinary course of business or practice; and (g) any other information that may be reasonably requested and deemed by the Lender to be material in determining the financial stability of the Borrower. Notwithstanding the foregoing, the Borrower's full compliance with the reporting requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 shall be deemed compliance with the reporting requirements required under this Section 6.5.

6.6 LIENS. Neither the Borrower nor its Affiliates shall commit or permit or suffer to occur any act or omission whereby any collateral for the Loan shall be impaired or threatened or whereby any interest therein shall become subject to any Lien, attachment, judgment, charge or other encumbrance whatsoever. Neither the Borrower nor its Affiliates shall directly or indirectly do anything or take any action which might prejudice any of the right, title or interest of the Lender in or to any of the Collateral securing the Loan or impose or create any direct or indirect obligation or liability on the part of the Lender with respect thereto.

6.7 RECORDS AND REPORTS. The Borrower shall maintain adequate books and records with respect to the Collateral. The Lender shall be entitled to inspect such books and records at all reasonable times at the offices of the Borrower, and shall provide such other financial information as the Lender may reasonably request from time to time, all of which must be satisfactory to the Lender and be prepared in accordance with GAAP.

6.8 NOTICE TO LENDER. The Borrower shall promptly advise the Lender of (a) any default by the Borrower in the payment of any other Debt owed by the Borrower or its Affiliates to any Person; (b) any notice of any actual or purported default received by the Borrower in respect of any other Debt owed by the Borrower or its Affiliates to any Person; (c) any lawsuits pending against the Borrower claiming an amount in excess of the sum of U.S.$50,000 or which could have adversely affect the Collateral; and (d) the existence of any Enforcement Event, or the commission of any act or occurrence of any event which, with the passage of time and/or the giving of notice, would constitute an Enforcement Event or a default in respect of any other Debt of the Borrower to any person.

6.9 ADVERSE PROCEEDINGS. Each of the Borrower and its Affiliates shall use its best efforts to oppose and defend any actions or proceedings that are filed or are threatened to be filed seeking to (i) enjoin or otherwise prevent or declare invalid or unlawful or adversely affect the validity or priority of the Liens and security interests granted to the Lender under the Loan Documents; (ii) adversely affect the financial condition of the Borrower, or its Affiliates, or the ability of the Borrower to fulfill any of its obligations under the Loan Documents. Without limiting the generality of the foregoing, each of the Borrower and its Affiliates (as applicable) shall resist the entry of any temporary or permanent injunction and shall seek the stay of any such injunction that may be entered, and each of the Borrower and its Affiliates shall use its best efforts to bring about a favorable and speedy disposition of such proceedings.

6.10 INDEMNITY. If the Lender is named as a party to any lawsuit brought at any time against the Borrower or any of its Affiliates or with respect to the Loan, the Collateral or other assets and property securing the Loan, then the Borrower or its Affiliates (as applicable) shall defend, indemnify and hold the Lender harmless from any and all claims, demands, damages, liabilities, judgments, losses, costs, expenses and reasonable attorneys' fees arising out of or resulting from any such lawsuit or any related appeal; provided, however, that notwithstanding the foregoing, the Borrower shall not indemnify the Lender in connection with any lawsuit and/or appeal that relates directly to the gross negligence or willful misconduct of the Lender.

6.11 COMPLIANCE. The Borrower shall comply at all times with the terms and conditions of this Agreement and all other Loan Documents, including all restrictive covenants affecting the Collateral securing the Loan. The Borrower shall also comply with all applicable laws, rules, regulations, ordinances and other requirements of any governmental authorities.

6.12 PAYMENT OF TAXES, ETC. The Borrower shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

6.13 MAINTENANCE OF PROPERTIES, ETC. The Borrower shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.14 TRANSACTIONS WITH AFFILIATES. The Borrower shall conduct all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a person not an Affiliate.

6.15 FURTHER ASSURANCES.
     -------------------

(a) Promptly upon request by the Lender, the Borrower shall correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(b) Promptly upon request by the Lender, the Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, direct agreements, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject the Borrower's properties, assets, rights or interests now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and
(D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower is or is to be a party.

6.16 PERFORMANCE OF MATERIAL CONTRACTS. Unless to do so would have a Material Adverse Effect on the Borrower, (i) the Borrower shall perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, (ii) maintain each such Material Contract in full force, (iii) enforce each such Material Contract in accordance with its terms, and (iv) take all such action to such end as may be from time to time reasonably requested by the Lender.

6.17 MAINTENANCE OF INSURANCE. The Borrower shall procure at its own expense and maintain in full force and effect at all times, and cause each of its Affiliates to procure at its own expense and maintain in full force and effect at all times, insurance policies with insurance companies that have, or have directly reinsured such policies with reinsurers that have, an A.M. Best claims paying ability rating of at least "A" (or the then equivalent grade) or otherwise are approved by the Lender, against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles and co-insurance requirements) as required by the Lender and as are otherwise required under any applicable law. In the event that the Borrower or any of its Affiliates shall fail to maintain all of the insurance coverage required under this Section 6.17, the Lender, upon at least sixty (60) days' prior notice to the Borrower of any such failure (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably practicable), may (but shall not be obligated to) take out the required policies of insurance and to pay all amounts owing from time to time thereunder. All amounts so advanced by the Lender shall become additional Obligations of the Borrower under the Loan Documents, and the Borrower shall forthwith pay such amounts to the Lender, together with interest thereon at rate set forth in the Note.

6.18 CALL CENTER SEATS. Borrower covenants and agrees to maintain and operate the following: (i) no less than 50 seats in the Call Center by December 31, 2002; (ii) no less than 100 seats in the Call Center by March 31, 2003; and no less than 200 seats in the Call Center thereafter until the Note has been paid in full; provided, however, that Lender shall have advanced the Call Center Proceeds as requested by Borrower. In the event that Borrower fails to maintain the seats as described in the preceding sentence on or prior to the dates set forth in this Section, Borrower shall promptly issue to Lender additional warrants to purchase 300,000 shares of Borrower's common stock at an initial exercise price of US$0.76 per share and subject to the same or similar terms and conditions set forth in the Series A Convertible Preferred and Common Stock Warrant Purchase Agreement, by and between Lender and Borrower dated February 28, 2002 (the "PURCHASE AGREEMENT").

6.19 CALL CENTER. Intercallnet hereby covenants and agrees that it will establish, no later than 120 days after the date of this Agreement, a wholly-owned subsidiary (the "ANTIGUAN SUBSIDIARY"), and Intercallnet shall cause such Antiguan Subsidiary to continue all of Borrower's efforts relating to the construction and equipping of the Call Center as described in Section 6.18; provided, however, that Lender shall have advanced the Call Center Proceeds as requested by Borrower. Upon the creation of the Antiguan Subsidiary, Borrower shall cause such Antiguan Subsidiary to execute and deliver an amendment to this Agreement, which shall (i) join the Antiguan Subsidiary as a borrower to the Loan Documents, and (ii) provide that the Antiguan Subsidiary shall be jointly and severally liable for the obligations of the Borrower hereunder. In addition, Borrower shall cause the Antiguan Subsidiary to execute and deliver (i) a security agreement that is satisfactory in form and substance to Lender, pursuant to which the Antiguan Subsidiary shall grant to Lender a security interest in all of the Antiguan Subsidiary's assets (whether tangible or intangible), and (ii) a pledge agreement that is satisfactory in form and substance to Lender, pursuant to which Intercallnet shall pledge all of the outstanding capital stock of the Antiguan Subsidiary for the benefit of Lender.

                                  ARTICLE VII
                               NEGATIVE COVENANTS
                               ------------------

         So long as any amount remains payable with respect to the Loan or otherwise pursuant to any Loan Document, the Borrower covenants and agrees that without the prior written consent of the Lender, which the Lender may grant or withhold in its sole discretion:

7.1 NO PROPERTY TRANSFERS; NO FURTHER ENCUMBRANCES. The Borrower shall not sell, transfer, lease or convey all or any part of the Collateral. The Borrower shall also not further encumber all or any of the Collateral.

7.2 NO ASSIGNMENT OF LOAN. The Borrower shall not assign or transfer any of its rights under any Loan Document or in or to any proceeds of the Loan.

7.3 NO ADVERSE ACTIONS. The Borrower shall not take any actions, or cause any actions to be taken by any other Person, including, without limitation, any of the Borrower' Affiliates, that (i) would or could adversely affect the Collateral, or (ii) would or could adversely affect the Lender's interest hereunder or under any other Loan Document.

7.4 ADDITIONAL DEBT. The Borrower shall not incur any additional Debt, or make any agreement, arrangement, commitment or undertaking to incur any additional Debt, without the prior written consent of the Lender. Notwithstanding the foregoing, the Borrower shall be entitled to finance its accounts receivables with a third party financial institution ("A/R FINANCING") and the Lender acknowledges and agrees that the Loan funds relating to Working Capital Proceeds shall rank junior to the Borrower's A/R Financing.

7.5 CHANGE IN NATURE OF BUSINESS. The Borrower shall not make any material change in the nature of their business as carried on at the date hereof or as contemplated to be carried on at the date hereof.

7.6 MERGERS, ETC. The Borrower and its Affiliates shall not merge into or consolidate with any Person or permit any Person to merge into it, if an Enforcement Event then exists or would exist after giving effect to such merger.

7.7 SALES, ETC., OF ASSETS. The Borrower and its Affiliates shall not sell, lease, transfer or otherwise dispose of assets except (i) sales, leases, transfers, or other dispositions of assets in the ordinary course of business, and (ii) sales, leases, transfers or other dispositions of assets for cash and for fair value in an aggregate amount which do not exceed U.S.$50,000.

7.8 AMENDMENTS OF CONSTITUTIVE DOCUMENTS. The Borrower shall not amend its certificate of incorporation or bylaws or other constitutive documents, except for amendments or changes that do not affect in any way the Borrower's rights and obligations to enter into and perform any of the Loan Documents to which it is a party and to pay all of the obligations hereunder to the Lender and that do not otherwise have a Material Adverse Effect on the Borrower.

7.9 ACCOUNTING CHANGES. The Borrower shall not make or permit any change in accounting policies or reporting practices, except as required by GAAP or as may be required by the United States Securities Exchange Commission.

7.10 NEGATIVE PLEDGE. The Borrower shall not enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of their respective property or assets.

7.11 CREATION OF SUBSIDIARIES. Until the Loan is paid in full, subject to
Section 6.19, the Borrower shall not own, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security issued by, any other Person, without first obtaining the prior written consent of the Lender.

                                  ARTICLE VIII

                             REPORTING REQUIREMENTS
                             ----------------------

8.1 REPORTING REQUIREMENTS. So long as any Disbursement, Advance or any other Obligation of the Borrower under any Loan Document shall remain unpaid, the Borrower shall furnish to the Lender:

                  (a) Default Notice. As soon as possible and in any event within two (2) days after the occurrence of each Enforcement Event or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Enforcement Event and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Litigation. Promptly after obtaining knowledge thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or its Affiliates.

                  (c) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower under or pursuant to any Loan Document or Material Contract or instrument, indenture, loan or credit or similar agreement relating to events which are reasonably likely to have a Material Adverse Effect and, from time to time upon request by the Lender, such information and reports regarding the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Lender may reasonably request.

                  (d) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

                  (e) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower as the Lender may from time to time reasonably request.

                                   ARTICLE IX
                               FINANCIAL COVENANTS
                               -------------------

9.1 FINANCIAL COVENANTS. So long as any Disbursement or Advance shall remain unpaid or the Lender shall have any commitment hereunder, Borrower will:

(a) Tangible Net Worth. Maintain a Tangible Net Worth of no less than U.S.$0.

(b) Testing of Financial Covenants. The Borrower shall calculate the Borrower's Tangible Net Worth, at the end of each Fiscal Quarter, commencing June 30, 2002, and continuing thereafter for each succeeding quarter. Such calculations shall be delivered to the Lender together with the financial statements to be delivered to the Lender.

                                   ARTICLE X
                              DEFAULT AND REMEDIES
                              --------------------

10.1 ENFORCEMENT EVENTS. The occurrence of any of the following events after the date of this Agreement shall constitute an "ENFORCEMENT EVENT" under this
Agreement:

(a) Any failure by the Borrower to pay any sum when due under the Note, this Agreement or any other Loan Document (and the continuation of such failure beyond the expiration of the grace period, if any, provided therein for such payment); or

(b) Any failure by the Borrower, or its Affiliates, to observe any of the affirmative and negative covenants set forth in Articles VI, VII and IX, respectively, which if caused or occasioned or permitted voluntarily by the Borrower or any of its Affiliates (as applicable) would breach any affirmative or negative covenant set forth in Article VI, VII or IX, as applicable, which failure remains uncured for a period of thirty (30) calendar days following the first date of such failure or omission; or

(c) Any representation, warranty, affidavit, material certificate or statement made or delivered to Lender by or on behalf of the Borrower from time to time in connection with the Loan, this Agreement or any other Loan Document shall prove false, incorrect or misleading in any respect deemed material by the Lender; or

(d) Any failure to obtain, assign, deliver or keep in force the policies of insurance required by this Agreement or any other Loan Document, if any, which failure remains uncured for a period of thirty (30) calendar days following the first date of such failure or omission; or

(e) The Borrower's failure to remove any involuntary Lien against any of the Collateral securing the Loan or any part thereof within forty-five (45) days after its filing or the filing of any suit against any of the Collateral securing the Loan giving rise to such Lien; or

(f) Any modification, amendment, repeal or rescission of any law, regulation, code, statute, order, ordinance or legislation of any kind that would have a material adverse affect on the Collateral, or otherwise would have a material adverse affect on the Borrower in any way which material adverse effect remains uncured for a period of thirty (30) calendar days following the effective date of such modification, amendment, repeal or rescission; or

(g) Any failure by the Borrower to comply within thirty (30) days with any notice of violation of any restrictive covenant affecting any of the Collateral securing the Loan or from any party entitled to enforce such covenant (or, in the case of a curable noncompliance requiring longer than thirty (30) days for its cure, its failure to commence to comply within said period and thereafter to pursue such cure diligently to completion); or

(h) Any failure by the Borrower to comply within ten (10) days with a requirement, order or notice of violation of a law, ordinance, or regulation issued or promulgated by any governmental authority claiming jurisdiction over any of the Collateral securing the Loan (or within such longer time period as may be provided by the terms of such order or notice), or, in the case of a curable noncompliance requiring longer than the applicable time period for its cure, its failure to commence to comply with said order or notice within said period or failure thereafter to pursue such cure diligently to completion; or

(i) Any default by Borrower in the payment of any other Debt (whether direct or contingent and whether matured or accelerated) to Lender, or any of Lender's Affiliates or subsidiaries, or if the Borrower shall become unable to pay its debts as the same become due and such default or failure remains uncured for a period of thirty (30) days, or if a moratorium or any other restriction shall be declared or imposed by the Borrower (or any authority asserting or exercising de jure or de facto government, legislative, or police powers in the State of Florida (as applicable), on the repayment of the Borrower's Debts; or

(j) The anticipatory repudiation by the Borrower of its obligations under any Loan Document or under any other document pursuant to which it is indebted to the Lender, or any of the Lender's Affiliates or subsidiaries, or any declaration by the Borrower of its intention not to perform any such obligations as and when the same become due; or

(k) The issuance or filing of any levy, Lien, attachment, charging order, garnishment or other process against any of the Collateral securing the Loan, including the funds held in any account of the Borrower held on behalf of, or secured by, the Lender in connection with the Loan, and the Borrower's failure to remove any such levy, Lien, attachment, charging order, garnishment or other process within forty-five (45) days after its issuance or filing; or

(l) The failure of Borrower to obtain any permit, license, approval or consent required of it from, or to make any filing with, any governmental authority (or the lapse or revocation or rescission thereof once obtained or made) which is necessary for the Borrower to obtain or make in connection with the Loan, any Loan Document or the enforcement thereof, and which failure remains uncured for a period of thirty (30) calendar days following the first date of such failure or omission, or if it shall become unlawful for the Lender to make or maintain the Loan or for the Borrower to perform any of its obligations under any Loan Document; or

(m) Any failure by the Borrower to observe or perform any other covenant or agreement made by it in any Loan Document, including this Agreement, or in any other document related to any other Debt of the Borrower with the Lender, or any of the Lender's Affiliates or subsidiaries, or the occurrence of any other default under the terms of any Loan Document, including this Agreement, or in any other document related to any other Debt of the Borrower with the Lender, or any of the Lender's Affiliates or subsidiaries, and the continuation of such failure or default beyond the expiration of the grace period, if any, provided therein for the cure of such failure or default; or

(n) Borrower's failure to cure, within thirty (30) days after notice thereof from Lender, any failure by the Borrower to observe or perform any other material covenant, condition or obligation contained in (i) the Purchase Agreement, (ii) that certain Registration Rights Agreement, dated as of February 28, 2002, by and between the Borrower and the Lender, (iii) that certain Shareholders' Agreement, dated as of February 28, 2002, by and among the Borrower, the Lender and Scott Gershon, (iv) that certain Consulting Agreement dated as of February 28, 2002, by and between the Lender and the Borrower, and
(v) the Articles of Incorporation of the Borrower, as amended.

10.2 REMEDIES. Any Enforcement Event under this Agreement and any default by the Borrower under any other agreement with the Lender or any of the Lender's Affiliates or subsidiaries, relating to any other Debt of the Borrower with the Lender or any of the Lender's Affiliates or subsidiaries, shall also constitute a default under the Note, the Security Documents and all other Loan Documents, which shall entitle the Lender, at its option and at any time, to demand repayment of the Loan in full, to accelerate the maturity of the Loan and/or to exercise any and all rights and remedies provided in any Loan Document, including this Agreement, or under applicable law, and all such remedies shall be deemed cumulative and not mutually exclusive. The applicable grace period (if any) for each default is included by definition in the term "ENFORCEMENT EVENT", and in no event shall any provision of this Agreement or any other Loan Document be construed to permit "tacked" or cumulative grace periods. No waiver by the Lender of any such default, nor of any term or condition in any Loan Document, shall be deemed a waiver of any subsequent default of the same or any other kind nor a waiver of any other term or condition in any Loan Document. No such waiver shall be effective or deemed to exist unless evidenced by a writing duly executed by the Lender, and then only to the extent expressly stated in such writing.

10.3 DIRECT DISBURSEMENTS. During the existence of any Enforcement Event, Lender may, at its option, disburse Call Center Proceeds directly to third parties rendering labor and/or services to Borrower and this Section constitutes Borrower's irrevocable direction and authorization to Lender so to disburse the funds, as Lender may deem appropriate, with the same effect as though disbursed to Borrower. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursements, which shall satisfy the obligations of Lender hereunder to the extent so made, shall bear interest as provided in the Note, and shall be secured by the Loan Documents as fully as if made directly to Borrower regardless of how the recipient(s) of such funds may dispose of them.

                                   ARTICLE XI
                                   ASSIGNMENT
                                   ----------

11.1 ASSIGNMENT BY THE LENDER. As the initial lending party to this Agreement, the Lender may assign to an Affiliate of the Lender, and only to an Affiliate of the Lender, all or any portion of the Loan without the consent of the Borrower, provided, however, the Lender shall provide the Borrower ten (10) days prior notice of such assignment. Except as expressly permitted by the immediately preceding sentence, the Lender shall not have the right to assign all or any portion of the Loan to any other party without the prior written consent of the Borrower. Notwithstanding any such assignment, the Borrower shall not be required to deal directly with any other lender, but only with the Lender as agent for such assignee. The Borrower shall cooperate with the Lender and any future assignee in effectuating any assignment permitted by this Section.

11.2 DISCLOSURE. The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that the Lender may disclose such information (i) at the request or pursuant to any requirement of any governmental authority to which the Lender is subject or in connection with an examination of the Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable requirement of law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Lender or its Affiliates may be party;
(v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to the Lender's independent auditors and other professional advisors; (vii) to any participant or assignee, actual or potential, provided that such person agrees in writing to keep such information confidential to the same extent required of the Lender hereunder; and (viii) as to the Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed a party with the Lender.

                                  ARTICLE XII
                     GENERAL CONDITIONS AND OTHER COVENANTS
                     --------------------------------------

         Borrower and Lender further covenant and agree as follows:

12.1 EVIDENCE OF DISBURSALS; PREVIOUS DISBURSALS. The Borrower hereby acknowledges and agrees that written documentation in the Lender's possession evidencing Disbursements or Advances (as applicable) under the Loan from the Lender to the Borrower shall be prima facie evidence that such Disbursements or Advances (as applicable) were made by the Lender on the dates indicated in such documentation.

12.2 NO THIRD-PARTY BENEFICIARIES. The Lender's inspection, review or approval of matters pertaining to the Loan Documents and the Loan has no purpose other than to determine investment quality from the Lender's point of view and is not done for the benefit of anyone other than the Lender. Under no circumstances shall any person whomsoever (other than the parties to this Agreement and their respective permitted successors and assigns) be deemed a beneficiary of the terms, conditions covenants and agreements contained in this Agreement or any other Loan Document.

12.3 INDEMNITY. (a) Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

(b) The Borrower shall indemnify the Lender, and hold the Lender harmless of and from any and all: (a) claims of brokers arising by reason of the Loan; (b) documentary stamp taxes or intangible taxes or excise taxes or other taxes (excluding income taxes), and any interest or penalties in connection therewith, which may be assessed against or deemed applicable to the Loan or any Loan Documents whatsoever; (c) claims or demands of any parties whatsoever arising from or growing out of, in any manner, the Loan; (d) litigation related to any of the foregoing; and (e) costs or expenses incurred by the Lender in connection with any such claims, demands, taxes (excluding income taxes), interest, penalties or litigation (including reasonable attorney's fees and appellate attorney's fees) related to any of the foregoing. In the event that the Lender is made a party to any suit at law or equity or made to defend any counterclaim or any administrative proceeding related to any of the foregoing, the Borrower shall provide the Lender with counsel of the Lender's choosing and shall pay the reasonable fees and costs of such counsel. Notwithstanding the foregoing, the Borrower shall not indemnify the Lender for claims that relate directly to the gross negligence or willful misconduct of the Lender.

12.4 NOTICES. Unless specifically provided otherwise, any notice for purposes of this Agreement shall be in writing and shall be given personally or by prepaid certified mail (return receipt requested), or overnight courier, in which latter case notice shall be deemed effectively made when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified. Until the designated addresses are changed by notice given in accordance with this Section, any notices between the Borrower on the one hand and the Lender on the other shall be sent to the respective addresses set forth below:

      Borrower:            INTERCALLNET, INC.
      --------
                           6340 NW 5th Way
                           Fort Lauderdale, FL 33309
                           Attention: Scott Gershon


      With a copy to:      Campo & Associates
      --------------       825 Third Avenue, 30th Floor
                           New York, NY  10022
                           Attention:  Benjamin Campo, Esq.


      Lender:              Stanford Venture Capital Holdings, Inc.
      ------
                           6075 Poplar Avenue, Suite 202
                           Memphis, Tennessee 38119
                           Attention:  Chief Executive Officer

      With a copy to:      Stanford Financial Group
      ---------------      5050 Westheimer
                           Houston, Texas 77056
                           Attention:  Office of the General Counsel

      And a copy to:       Hunton & Williams
      --------------       Barclays Financial Center
                           1111 Brickell Avenue, Suite 2500
                           Miami, Florida 33131
                           Attention:  Alberto M. Hernandez

12.5 JURISDICTION.

(a) Each of the parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida court or Federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any Florida State or Federal court sitting in Miami-Dade County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.6 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to conflict or choice of law principles.

12.7 NO USURY. In no event shall any agreed or actual exaction charged, reserved or taken as an advance or forbearance by the Lender as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection; the Lender hereby waives any right to demand such excess. In the event that the interest provisions of any Loan Documents or any exactions provided for therein shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

12.8 WRITING REQUIRED. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by the written agreement of the party against whom is sought enforcement of the change, waiver, discharge or termination.

12.9 PARTIAL INVALIDITY. Any provision of this Agreement, the Note or the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.10 INTERPRETATION. The term "LENDER" shall be deemed to include any subsequent Lenders to which all or any portion of the Loan may hereafter be transferred as provided herein or otherwise. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in this Agreement are for convenience only and shall not affect its construction. All references in this Agreement to Schedules, Exhibits, Sections, subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Agreement, unless such reference specifically identifies another documents. All references in this Agreement to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency.

12.11 ASSIGNMENT. Except as expressly provided elsewhere in this Agreement, neither party shall have the right to assign its rights or delegate its rights under any Loan Document without the prior written consent of the other party, which the other party may grant or withhold in its sole discretion.

12.12 BINDING EFFECT. All of the covenants, agreements, provisions and conditions in this Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the Lender and its respective successors and assigns, and to the benefit of the Borrower and its permitted successors and assigns; no other person shall be deemed a benefited party hereunder under any circumstances.

12.13 LOAN AGREEMENT GOVERNS. The Loan is governed only by the Loan Documents and there are no other agreements or understandings with respect to the Loan, whether oral or written, in effect between the Lender on the one hand and the Borrower on the other hand. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall govern.

12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument. The Lender shall have the right unilaterally to correct patent errors or omissions in this Agreement or any other Loan Document.

12.15 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

12.16 NO JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY SEVERALLY, VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR CONCERNING THE LOAN AND/OR SECURITY THEREFOR OR PERTAINING TO ANY TRANSACTION RELATED TO OR CONTEMPLATED IN ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING THE CREDIT DESCRIBED HEREIN, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT AND UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

12.17 EXCHANGE RATE. If for the purpose of obtaining payment or in obtaining or enforcing a judgment against Borrower in any court it becomes necessary to convert a sum owing to Lender in U.S. dollars into another currency, then the rate of exchange used shall be that at which Lender could purchase U.S. dollars in New York, New York, U.S.A. with the other currency in accordance with normal banking procedures on the business day preceding the day on which final judgment is obtained. Notwithstanding any judgment in such other currency, the obligations of Borrower with respect to the Loan shall be discharged only to the extent that (i) Lender can purchase U.S. dollars with the other currency in accordance with normal banking procedures on the business day following Lender's receipt of any such sum adjudged to be due in the other currency, and (ii) Lender can remit the purchased U.S. dollars to its office at the address set forth in this Agreement. If the U.S. dollars so purchased and remitted are less than the sum owing in U.S. dollars, then Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender on demand against such loss. During any time that the Note bears interest at the maximum lawful rate, interest shall be calculated on the basis of the actual number of days in the respective calendar year rather than an assumed year of 360 days.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


INTERCALLNET, INC.


By: /s/ Scott Gershon
    -----------------
Name: Scott Gershon

Title: Chief Executive Officer

INTER-CALL-NET TELESERVICES, INC.


By: /s/ Scott Gershon
    -----------------
Name: Scott Gershon

Title: Chief Executive Officer

STANFORD VENTURE CAPITAL HOLDINGS, INC.




By: /s/ James M. Davis
    ------------------
Name: James M. Davis

Title: President

                                                                      EXHIBIT A

                         [FORM OF DISBURSEMENT REQUEST]
                         ------------------------------

                                 [SEE ATTACHED]

                                                                      EXHIBIT B

                              DISBURSEMENT SCHEDULE
                              ---------------------


------------------------------------------------------------ ---------------------------------------------------------
                   DATE OF DISBURSEMENT                                       AMOUNT OF DISBURSEMENT

------------------------------------------------------------ ---------------------------------------------------------
                      June ___, 2002*                                               US$350,000

------------------------------------------------------------ ---------------------------------------------------------
                       July 15, 2002                                                US$250,000

------------------------------------------------------------ ---------------------------------------------------------
                      August 15, 2002                                               US$150,000

------------------------------------------------------------ ---------------------------------------------------------
                    September 15, 2002                                              US$150,000

------------------------------------------------------------ ---------------------------------------------------------

* First Disbursement shall occur within three (3) business days after Closing.

                                                                      EXHIBIT C

                            [FORM OF ADVANCE REQUEST]
                            -------------------------



Dated: _______________, 2002


To:      Stanford Venture Capital Holdings, Inc.
         6075 Poplar Avenue, Suite 202
         Memphis, Tennessee 38119
         Attention:  Chief Executive Officer

From:    Intercallnet, Inc. and Inter-Call-Net Teleservices, Inc.

         Reference is hereby made to that certain Loan Agreement (the "LOAN AGREEMENT") dated as of June ___, 2002, by and between Stanford Venture Capital Holdings, Inc., as lender (the "LENDER"), and Intercallnet, Inc. and Inter-Call-Net Teleservices, Inc. (collectively, the "BORROWER"), with regard to a loan from the Lender to the Borrower in the amount of up to U.S.$1,500,000 (the "LOAN"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         The Borrower hereby requests that the Bank make a Loan disbursal to the Borrower in the amount of U.S.$_________________ (the "CALL CENTER PROCEEDS"). The Call Center Proceeds are to be deposited into the following account of the
Borrower: ____________________________________.

         The Borrower certifies to the Lender that (i) since the date of its execution of the Loan Agreement, there has occurred no Enforcement Event, no act has been committed or event has occurred or is occurring which event which the passage of time and/or the giving of notice would constitute any such Enforcement Event, under the Note, Loan Agreement, the Pledge Agreement, the Security Agreement, or any other Loan Document; (ii) all of its representations and warranties contained in the Loan Agreement, the Pledge Agreement, the Security Agreement and the other Loan Documents are true and correct as of the date first written above; and (iii) the Call Center Proceeds shall be used exclusively by the Borrower for the purposes set forth in Section 2.2 of the Loan Agreement.

Sincerely,


INTERCALLNET, INC.                          INTERCALLNET TELESERVICES, INC.



By:                                         By:
   ------------------------------              ---------------------------------
Name:                                       Name:
     ----------------------------                -------------------------------
Title:                                      Title:
      ---------------------------                 ------------------------------

                                                                       EXHIBIT D

                                  FORM OF NOTE
                                  ------------

                                 [SEE ATTACHED]

                                                                       EXHIBIT E

                  FORM OF LEGAL OPINION FROM BORROWER'S COUNSEL
                  ---------------------------------------------

                       [LETTERHEAD OF BORROWER'S COUNSEL]

                                                                [Date]


Stanford Venture Capital Holdings, Inc.
6075 Poplar Avenue, Suite 202
Memphis, Tennessee 38119


Attention: ________________________

         RE: LOAN TO INTERCALLNET, INC. AND INTER-CALL-NET TELESERVICES, INC. IN THE AMOUNT OF US$1,500,000

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 4.1 of the Loan Agreement dated as of _______ __, 2002 (the "Loan Agreement"), by and between Intercallnet, Inc. ("Intercallnet"), Inter-call-net Teleservices, Inc. ("Intercallnet Teleservices", and together with Intercallnet, the "Borrower") and Stanford Venture Capital Holdings, Inc. (the "Lender"). Terms defined in the Loan Agreement referred to therein are used herein as therein defined.

                  We have acted as counsel to the Borrower in connection with the preparation, execution and delivery of the Loan Documents.

                  In that connection, we have examined executed original or copies certified or otherwise identified to our satisfaction of each of the following documents:

                  (1) the Loan Agreement executed by the Borrower;

                  (2) the Master Note (the "Note") executed and delivered by the Borrower on the date hereof;

                  (3) the Security Agreement executed and delivered by the Borrower;

                  (4) the Pledge Agreement executed and delivered by the Borrower;

                  (4) the UCC-1 financing statements (the "FINANCING STATEMENTS") to be filed with the Secretary of State, State of Florida (the "FILING OFFICE"); and

                  (5) such other documents, agreements and instruments, and such treaties, laws, rules, regulations, orders, decrees and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Borrower, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

                  We are qualified to practice law in the State of Florida and we do not purport to be experts on any laws other than the laws of the State of Florida and the Federal laws of the United States.

                  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                  1. The Borrower has all requisite power and authority to execute, deliver and perform each of the Loan Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, each of the Loan Documents.

                  2. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby do not (a) violate any Florida State or United States law, rule or regulation applicable to the Borrower,
         (b) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement or instrument binding on or affecting the Borrower or any of its Affiliates or any of their respective properties, or (c) except for Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Affiliates.

                  3. Other than the proper filing of the Financing Statements referred in paragraph 9 below, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for (a) the due execution, delivery, recordation, filing or performance by the Borrower of the Loan Agreement, the Note, the Pledge Agreement, the Security Agreement or any other Loan Document to which it is a party, or the other transactions contemplated thereby, (b) the grant by the Borrower of the security interest granted by it pursuant to the Security Agreement and the Pledge Agreement (as applicable), (c) the perfection or maintenance of the security interest created by each of the Security Agreement and the Pledge Agreement (including the first priority nature thereof), or
         (d) the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral (as such term is defined in each of the Security Agreement and the Pledge Agreement).

                  4. Each of the Loan Documents has been duly executed and delivered by the Borrower. Each of the Loan Documents is the legal, valid and binding obligation of the Borrower thereto, enforceable against the Borrower in accordance with its terms.

                  5. To our knowledge, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Affiliates pending or threatened before any court, governmental agency or arbitrator that (a) could be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.


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                  6. The provisions of the Loan Documents (without regard for any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law) do not violate any applicable law of the State of Florida relating to usury.

                  7. The Borrower has (i) validly submitted to the nonexclusive jurisdiction of any Florida State court or federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action arising out of or relating to the Loan Documents to which it is a party, (ii) validly waived any right to immunity that the Borrower may have, (iii) validly waived any objection to the venue of a proceeding in any such court, and (iv) validly waived its right to a trial by jury.

                  8. Assuming the terms and conditions of the Security Agreement are complied with, the Security Agreement is effective to create in favor of the Lender, a valid and perfected security interest in the Collateral (as such term is defined in the Security Agreement) that is prior to any other security interest in the Collateral (as such term is defined in the Security Agreement).

                  9. Assuming the terms and conditions of the Pledge Agreement are complied with, the Pledge Agreement is effective to create in favor of the Lender, a valid and perfected security interest in the Collateral (as such term is defined in the Pledge Agreement) that is prior to any other security interest in the Collateral (as such term is defined in the Pledge Agreement).

                  10. To the extent that the Collateral (as such term is defined in the Security Agreement)consists of the type of property in which a security interest may be perfected by filing a financing statement under the Florida Uniform Commercial Code, the Financing Statements are in appropriate form for filing and upon the filing of such Financing Statements in the Filing Office, assuming that the representations made by the Borrower in the Security Agreement with respect to the location of the Collateral and the location of its chief executive office are and remain true and correct, all filings, registrations and recordings necessary or appropriate to create, maintain, preserve, protect and perfect the security interests granted by the Borrower to the Lender under the Security Agreement in respect of the Collateral (as such term is defined in the Security Agreement)will have been accomplished in accordance with Florida law, and such security interests in the Collateral (as such term is defined in the Security Agreement) will be prior to any other security interest in the Collateral.

                                                              Very truly yours,



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